Exhibit 21.1
                                           ------------

        Subsidiaries of School Specialty, Inc.




                                       STATE OR OTHER
                                      JURISDICTION OF
                                      INCORPORATION OR
               NAME                     ORGANIZATION

          ClassroomDirect.com, LLC        Delaware

          Childcraft Education Corp.      New York

          Sportime, LLC                   Delaware

          Global Video, LLC              Wisconsin

          JuneBox.com, Inc.              Wisconsin

          New School, Inc.                 Nevada

          Bird-in-Hand Woodworks, Inc.   New Jersey

          Don Gresswell, Ltd.          United Kingdom

          Sportime Acquisition, Inc.      Delaware

          Sax Arts of Canada, Inc.         Canada